EXHIBIT 21.1


                               RYDER SYSTEM, INC.

                        SUBSIDIARIES AS OF MARCH 1, 1997

                                                                STATE/COUNTRY OF
NAME OF COMPANY                                                 INCORPORATION
---------------                                                 ----------------

ATE Management of Duluth, Inc.                                    Minnesota
Automobile Transport Inc.                                         Canada
B & C, Inc. (1)                                                   Michigan
F. J. Boutell Driveaway Co., Inc.                                 Michigan
Cape Area Transportation Systems, Inc.                            Massachusetts
Central Virginia Transit Management Company, Inc.                 Virginia
Commercial Carriers, Inc. (2)                                     Michigan
Commuter Services, Inc.                                           Virginia
Far East Freight, Inc.                                            Florida
Forrest Rental Services Limited                                   England
Harbor Drive Realty, Inc.                                         Florida
H.N.S. Management Company, Inc.                                   Connecticut
MCL Ryder Transport Inc.                                          Canada
Merrimack Valley Area Transportation Co., Corp.                   Massachusetts
Mid-South Transportation Management, Inc.                         Tennessee
Mitchell Self Drive Limited                                       England
Network Sales, Inc. (3)                                           Tennessee
Network Vehicle Central, Inc.                                     Florida
Old Dominion Transit Management Company                           Virginia
OSHCO, Inc.                                                       Florida
Paratransit Brokerage Services, Inc.                              Massachusetts
Parking Management of Southwest Virginia, Inc.                    Virginia
QAT, Inc.                                                         Florida
RMX, Inc. (4)                                                     Delaware
Road Master, Limited                                              Bermuda
RSI Acquisition Corp.                                             Delaware
RSI Purchase Corp.                                                Delaware
RTA Transit Services, Inc.                                        Massachusetts
Ryder Argentina S.R.L.                                            Argentina
Ryder/ATE, Inc.                                                   Delaware
Ryder Automotive Carrier Services, Inc.                           Florida
Ryder Automotive Operations, Inc.                                 Florida
Ryder Capital S.A. de C.V.                                        Mexico
Ryder Carrier Management Corp.                                    Delaware
RYDERCORP                                                         Florida
RYDERCORP, Inc.                                                   Delaware
Ryder de Mexico S.A. de C.V.                                      Mexico
Ryder Dedicated Capacity, Inc.                                    Tennessee
Ryder Dedicated Logistics, Inc. (5)                               Delaware
Ryder Dedicated Logistics Limited                                 England
Ryder Deutschland GmbH                                            West Germany
Ryder Distribution Services Limited                               England
Ryder do Brasil Ltda.                                             Brazil
Ryder Driver Leasing, Inc.                                        Florida
Ryder Energy Distribution Corporation                             Florida



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Ryder (Europe) Limited                                            England
Ryder Freight Broker, Inc.                                        Virginia
Ryder Integrated Logistics, Inc.                                  Delaware
Ryder International, Inc.                                         Florida
Ryder Mexicana, S.A. de C.V.                                      Mexico
Ryder Netherlands B.V.                                            Netherlands
Ryder Pension Fund Limited                                        England
Ryder Plc                                                         England
Ryder Polska Sp. z o. o.                                          Poland
Ryder Public Transportation Services, Inc.                        Florida
Ryder Puerto Rico, Inc.                                           Delaware
Ryder Realty, Inc.                                                Delaware
Ryder Services Corporation (6)                                    Florida
Ryder Servicios do Brasil Ltda.                                   Brazil
Ryder Servicios S.A. de C.V.                                      Mexico
Ryder St. Louis Redevelopment Corporation                         Missouri
Ryder Student Transportation Services, Inc. (7)                   Florida
Ryder System, B.V.                                                Netherlands
Ryder System Holdings (UK) Limited                                England
Ryder System Limited                                              England
Ryder Transport Services Limited                                  England
Ryder Transportation Limited                                      England
Ryder Truck Rental, Inc. (8)                                      Florida
Ryder Truck Rental Canada Ltd. (9)                                Canada
Ryder Truck Rental Limited                                        England
Ryder Truckstops, Inc.                                            Florida
Ryder Vehicle Leasing & Sales Corp.                               Barbados
Saunders Leasing System of Canada Limited - being dissolved       Canada
Southwestern Virginia Transit Management Company, Inc.            Virginia
Spring Hill Integrated Logistics Management, Inc.                 Delaware
Terminal Service Co. (10)                                         Washington
Transit Management Company of Laredo                              Texas
Transit Management of Alexandria, Inc.                            Virginia
Transit Management of Charlotte, Inc.                             North Carolina
Transit Management of Connecticut, Inc.                           Connecticut
Transit Management of Decatur, Inc.                               Illinois
Transit Management of Durham, Inc.                                North Carolina
Transit Management of Great Falls, Inc.                           Montana
Transit Management of Nashua, Inc.                                New Hampshire
Transit Management of Racine, Inc.                                Wisconsin
Transit Management of Richland, Inc.                              Ohio
Transit Management of St. Joseph, Inc.                            Missouri
Transit Management of Spartanburg, Inc.                           South Carolina
Transit Management of Tucson, Inc.                                Arizona
Transit Management of Tyler, Inc.                                 Texas
Transit Management of Washoe, Inc.                                Nevada
Transit Management of Waukesha, Inc.                              Wisconsin
Transport Support, Inc.                                           Delaware
Unilink Contract Hire Limited                                     England
UniRyder Limited                                                  England
United Contract Hire Limited                                      England

                                Page 2 of 4 Pages


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Westland Trailer Co., S.A. de C.V. - being dissolved              Mexico
Westside Corporate Center, Inc.                                   Florida

--------------------------------------------------------------------------------

(1)        Kentucky and Wisconsin:  B & C, Inc. of Michigan

           Alabama: B & C of Michigan, Inc.

(2)        Florida:  d/b/a Commercial Carriers of Michigan, Inc.

           Michigan and New York:  d/b/a Delavan

(3)        Ontario, Canada:  d/b/a Vehicle Network Sales

(4)        Texas:  Delaware RMX, Inc.

(5) Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Indiana, Iowa, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Missouri, Nebraska, Nevada, New Jersey, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Texas, Utah, Virginia and Washington: d/b/a LogiCorp.

           Florida:  d/b/a UniRyder

(6)        New Jersey, Ohio and Texas:  d/b/a Ryder Claims Services Corporation

(7) California, Colorado, Connecticut, Illinois, Minnesota, Missouri, Montana and New Jersey: d/b/a Ryder Transportation

           California:  d/b/a Ryder

           Colorado:  d/b/a Grand Connection

           Massachusetts:  d/b/a DePalma Transportation Sales

           Minnesota:  d/b/a Kare Kabs

           New York:  d/b/a Ryder Student Transportation

           Rhode Island:  d/b/a Ryder Student Transportation Sales

                                Page 3 of 4 Pages
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(8)        Alabama, Alaska, Arizona, Arkansas, California, Colorado,
           Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming: d/b/a Ryder Transportation Services

           Maryland and Virginia:  d/b/a Ryder/Jacobs

           Michigan:  d/b/a Atlas Trucking, Inc.

           Michigan:  d/b/a Ryder Atlas of Western Michigan

(9)        French Name:  Location de Camions Ryder du Canada Ltee.

           Canadian Provinces:  Ryder Integrated Logistics

(10)       Florida:  Terminal Service Co. of Washington



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